EXHIBIT 5(c)(ii)

                AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------
                                Houston, Texas
                               -SERVICE REQUEST-

                           [American General Logo]

                                SELECT RESERVE
                            VARIABLE ANNUITY [LOGO]

                     COMPLETE AND RETURN THIS REQUEST TO:
                            Annuity Administration
                                 P.O. Box 1401
                            Houston, TX 77251-1401
                                 (800)813-5065

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  [X] CONTRACT INDENTIFICATION (COMPLETE SECTION 1 AND 16 FOR ALL REQUESTS.)
      INDICATE CHANGE OR REQUEST DESIRED BELOW.

1.  CONTRACT#:__________________________ ANNUITANT:___________________________

    CONTRACT OWNER(S):________________________________________________________
    (Name and
    Address:)         ________________________________________________________
    [ ] Check here
        if change     ________________________________________________________
        of address

    S.S. NO. OR TAX I.D. NO.:____/____/____  Phone Number:____________________
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2.  [ ] NAME CHANGE

    [ ]Annuitant*  [ ]Beneficiary*  [ ]Owner(s)* (*DOES NOT CHANGE ANNUITANT,
       BENEFICIARY OR OWNERSHIP DESIGNATION.)

    __________________________________________________________________________
    FROM (FIRST, MIDDLE, LAST)          | TO (FIRST, MIDDLE, LAST)
    ____________________________________|_____________________________________
    Reason: [ ]Marriage [ ]Divorce [ ]Correction [ ]Other (ATTACH CERTIFIED COPY OF COURT ORDER)
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3. [ ] DUPLICATE CONTRACT

    I/we hereby certify that the contract for the listed number has been [ ]LOST [ ]DESTROYED [ ]OTHER_______________
    Unless I/we have directed cancellation of the contract, I/we request that a Certificate of Lost Contract be issued. If the original contract is located, I/we will return the Certificate to AGL to be voided.
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4.  [ ] BENEFICIARY CHANGE
        THIS SECTION IS FOR HOME OFFICE USE ONLY

    __________________________________________________________________________
    PRIMARY                            |  CONTINGENT
    ___________________________________|______________________________________
    This change of beneficiary has been approved by AGL at its Home Office, and presentation of the Contract for endorsement has been waived.

    DATE OF APPROVAL:_____________ By:_______________________________________
                                      AMERICAN GENERAL LIFE INSURANCE COMPANY
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5.  [ ] AUTOMATIC ADDITIONAL PREMIUM PAYMENT OPTION

    _________ By initialing here, I authorize American General Life to collect $________________ (min. $100), starting on: __________ by initiating electronic debit entries against my bank account with the following frequency:

    [ ]Monthly [ ]Quarterly [ ]Semiannually  [ ]Annually
    (Attach voided check to Service Request)
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6.  [ ] DOLLAR COST AVERAGING
    Dollar-cost average: [ ]$_____ OR _____% (whole % only)
    Begin Date:___/___/___
    Taken from the: [ ]Money Market OR [ ]1 Year Guaranteed Period
    FREQUENCY: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
    DURATION: [ ]12 Months [ ]24 Months [ ]36 Months [ ]48 Months [ ]60 Months to be allocated to the following division(s) as indicted.
    (Use only dollars OR percentages)

    AMERICAN GENERAL SERIES PORTFOLIO COMPANY
      Money Market (13)                              _________
    HOTCHKIS AND WILEY VARIABLE TRUST
      Equity Income VIP (1)                          _________
      Low Duration VIP (3)                           _________
    LEVCO SERIES TRUST
      LEVCO Equity Value (2)                         _________
    NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.
      Navellier Growth (4)                           _________
    OFFITBANK VARIABLE INSURANCE FUND, INC.
      OFFITBANK VIF-Emerging Markets (5)             _________
      OFFITBANK VIF-High Yield (6)                   _________
      OFFITBANK VIF-Total Return (7)                 _________
      OFFITBANK VIF-U. S. Government Securities (8)  _________
    ROYCE CAPITAL FUND
      Royce Premier (9)                              _________
      Royce Total Return (10)                        _________
    WRIGHT MANAGED BLUE CHIP SERIES TRUST
      Wright International Blue Chip (11)            _________
      Wright Selected Blue Chip (12)                 _________
    OTHER
      ______________________________________         _________

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7.  AUTOMATIC REBALANCING ($25,000 MINIMUM)
    USE WHOLE PERCENTAGES. TOTAL MUST EQUAL 100%
    [ ]ADD   [ ]CHANGE automatic rebalancing of variable investments to the percentage allocations indicated below:
    [ ]Quarterly  [ ]Semiannually  [ ]Annually (based on contract anniversary)

    AMERICAN GENERAL SERIES PORTFOLIO COMPANY
      Money Market (13)                              _________%
    HOTCHKIS AND WILEY VARIABLE TRUST
      Equity Income VIP (1)                          _________%
      Low Duration VIP (3)                           _________%
    LEVCO SERIES TRUST
      LEVCO Equity Value (2)                         _________%
    NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.
      Navellier Growth (4)                           _________%
    OFFITBANK VARIABLE INSURANCE FUND, INC.
      OFFITBANK VIF-Emerging Markets (5)             _________%
      OFFITBANK VIF-High Yield (6)                   _________%
      OFFITBANK VIF-Total Return (7)                 _________%
      OFFITBANK VIF-U. S. Government Securities (8)  _________%
    ROYCE CAPITAL FUND
      Royce Premier (9)                              _________%
      Royce Total Return (10)                        _________%
    WRIGHT MANAGED BLUE CHIP SERIES TRUST
      Wright International Blue Chip (11)            _________%
      Wright Selected Blue Chip (12)                 _________%
    OTHER
      ______________________________________         _________%

    [ ]STOP automatic rebalancing.

    NOTE: Automatic rebalancing is only available for variable divisions. Automatic Rebalancing will not change allocation of future purchase payments.
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8.  CHANGE ALLOCATION OF FUTURE PURCHASE PAYMENTS
    Use whole percentages.  Total must equal 100%.

    AMERICAN GENERAL SERIES PORTFOLIO COMPANY
      Money Market (13)                              _________%
    HOTCHKIS AND WILEY VARIABLE TRUST
      Equity Income VIP (1)                          _________%
      Low Duration VIP (3)                           _________%
    LEVCO SERIES TRUST
      LEVCO Equity Value (2)                         _________%
    NAVELLIER VARIABLE INSURANCE SERIES FUND, INC.
      Navellier Growth (4)                           _________%
    OFFITBANK VARIABLE INSURANCE FUND, INC.
      OFFITBANK VIF-Emerging Markets (5)             _________%
      OFFITBANK VIF-High Yield (6)                   _________%
      OFFITBANK VIF-Total Return (7)                 _________%
      OFFITBANK VIF-U. S. Government Securities (8)  _________%
    ROYCE CAPITAL FUND
      Royce Premier (9)                              _________%
      Royce Total Return (10)                        _________%
    WRIGHT MANAGED BLUE CHIP SERIES TRUST
      Wright International Blue Chip (11)            _________%
      Wright Selected Blue Chip (12)                 _________%
    OTHER
      ______________________________________         _________%
    FIXED ACCOUNT
      1-Year Guarantee Period                        _________%

    NOTE: A change to the allocation of future purchase payments will not alter Automatic Rebalancing allocations.
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9.  [ ] TRANSFER OF ACCUMULATED VALUES

    Indicate division number along with gross dollar or percentage amount. (Maintain $ or % consistency)

     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________

    NOTE: If a transfer is elected and Automatic Rebalancing is active on your account, you may want to consider changing the Automatic Rebalancing allocations (Section 7). Otherwise, the Automatic Rebalancing will transfer funds in accordance with instructions on file.
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10. [ ] TELEPHONE TRANSFER AUTHORIZATION

    I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
    (INITIAL APPROPRIATE BOX(ES) BELOW.)

    [ ] Contract Owner(s)

    [ ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

    AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my SELECT RESERVE contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

    [ ] CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.

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11. [ ] SYSTEMATIC WITHDRAWAL
        (ALSO COMPLETE SEC. 15)

    ($100 MINIMUM  WITHDRAWAL)

    PERCENTAGES (WHOLE % ONLY) MUST EQUAL 100%; OR DOLLARS MUST EQUAL TOTAL AMOUNT.

    Specified Dollar Amount $______________________

    Frequency: [ ]Monthly  [ ]Quarterly  [ ]Semiannually  [ ]Annually
    To Begin on___/___/___
    (Date must be between the 5th and 24th of the month and at least 30 days after issue date.)

    Unless specified below, withdrawals will be taken from the divisions as they are currently allocated in your contract.

    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________

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12. [ ] REQUEST FOR PARTIAL WITHDRAWAL (ALSO COMPLETE SEC. 15)

    Amount requested is to be (  ) net OR (  ) gross of applicable charges.

    Total Amount = $________

    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________

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13. [ ] REQUEST FOR FULL SURRENDER (ALSO COMPLETE SEC. 15)

    [ ] Contract attached
    [ ] I hereby declare that the contract specified above has been lost, destroyed, or misplaced and request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGL on the basis of the contract.
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14. [ ] ALTERNATE PAYEE

    Check(s) will be made payable to the Contract Owner(s) and mailed to the Owner's address of record unless specified otherwise below:

    ___________________________________________
    Name of Individual or Financial Institution

    ______________________________
    Account Number (if applicable)

    _________________________________________________________________________
    Address                               City           State       Zip
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15. [ ] NOTICE OF WITHHOLDING

    The taxable portion of the distribution you receive from your annuity contract is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.

    Check one: [ ] I do NOT want income tax withheld from this distribution.
               [ ] I do want 10% or ____% income tax withheld from this
                   distribution.
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16. [X] AFFIRMATION/SIGNATURE
    (COMPLETE THIS SECTION FOR ALL REQUESTS.)

    CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code.

    The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

    _________________                _____________________________________
    DATE                                     SIGNATURE OF OWNER
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